EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 29, 2021 and May 2, 2022, with respect to our audit of the consolidated financial statements of Dunxin Financial Holdings Limited and its subsidiaries on Form 20-F as of and for the years ended December 31, 2020 and December 31, 2021.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

Very truly yours,

/s/ AUDIT ALLIANCE LLP

AUDIT ALLIANCE LLP

3 August 2022